EXHIBIT 24.4

                  Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Vertex Interactive Inc. Incentive Stock Option Plan, of our report dated December 2, 1999, with respect to the consolidated financial statements of ICS International AG Identcode-Systeme included in Vertex Industries, Inc.'s Current Report on Form 8-K/A dated September 22, 1999, filed with the Securities and Exchange Commission on December 6, 1999.


/s/ ATM Consult GmbH
Wirtschaftsprufungsgesellschaft
Eschborn/Taunus/Germany
March 6, 2000